Exhibit 99.1

For Additional Information:

Bryan Giglia	Amy Cozamanis	Laurie Berman
Director of Finance	Investor/Analyst Information	General Information
Sunstone Hotel Investors, Inc.	Financial Relations Board	Financial Relations Board
(949) 369-4204	(310) 854-8314	(310) 854-8315

SUNSTONE HOTEL INVESTORS REPORTS RESULTS OF OPERATIONS FOR

FOURTH QUARTER AND FULL YEAR 2005

Completes Over $1 Billion of Hotel Investment in 2005

SAN CLEMENTE, CA – February 15, 2006 – Sunstone Hotel Investors, Inc. (the “Company”) (NYSE: SHO) today announced results of operations for the fourth quarter and year ended December 31, 2005.

FOURTH QUARTER 2005 HIGHLIGHTS:

•	Same-store revenue per available room (“RevPAR”) growth of 10.3%, excluding three assets under renovation, and 8.0% overall over fourth quarter 2004;

•	Adjusted EBITDA of $53.2 million (116.2% increase over fourth quarter 2004);

•	Adjusted Funds From Operations (“Adjusted FFO”) to common stockholders of $31.3 million (184.8% increase over fourth quarter 2004); and

•	Adjusted FFO per diluted share of $0.56.

ANNUAL 2005 HIGHLIGHTS:

•	Same-store RevPAR growth of 9.4%, excluding three assets under renovation, and 8.4% overall over annual 2004;

•	Adjusted EBITDA of $167.4 million (39.8% increase over annual 2004);

•	Adjusted FFO to common stockholders of $97.9 million (54.9% increase over annual 2004); and

•	Adjusted FFO per diluted share of $2.12.

Robert A. Alter, Chief Executive Officer, stated “2005 was a defining year for Sunstone. We started out the year focused on capitalizing on our well positioned portfolio, acquiring quality assets in high barrier to entry markets, improving our balance sheet and completing the orderly sale of the Westbrook position. Looking back at 2005, our hotels performed strongly as evidenced by our year over year RevPAR gains, we acquired nine hotels including the Hyatt Regency Century Plaza, the Renaissance Washington D.C. and the Fairmont Newport Beach, we fixed 94% of our debt at an average rate under 6% and the Westbrook shares were completely sold. In 2006, we have continued to improve the overall quality and long term cash flow growth rate of our portfolio with the acquisition of the Marriott San Diego Del Mar and the announcement of the purchase agreement for the Hilton New York Times Square. We look forward to 2006 as we believe that hotel industry fundamentals will continue to show strong growth in demand and modest new competitive supply.”

SELECTED FINANCIAL DATA

($ in millions, except RevPAR and per share amounts)

	Three Months Ended December 31,			Year Ended December 31,
	2005	2004	% Change	2005	2004	% Change
Revenues	$225.9	$121.0	86.7%	$651.1	$484.5	34.4%
RevPAR (1)	$81.74	$75.69	8.0%	$84.22	$77.66	8.4%
Income (loss) available to common stockholders (including OP unit holders) (2)	$8.6	$(21.8)	N/A	$21.0	$(38.9)	N/A
Income (loss) per diluted share available to common stockholders (including OP unit holders) (3)	$0.16	N/A		$0.47	N/A
FFO available to common stockholders (4) (5)	$33.0	$(6.0)	N/A	$93.9	$21.8	330.3%
Adjusted FFO available to common stockholders (including OP unit holders) (4) (5)	$31.3	$11.0	184.8%	$97.9	$63.2	54.9%
FFO per fully diluted share available to common stockholders (including OP unit holders) (4) (5)	$0.59	N/A		$2.03	N/A
Adjusted FFO per fully diluted share available to common stockholders (including OP unit holders) (4) (5)	$0.56	N/A		$2.12	N/A
EBITDA (4)	$55.3	$20.0	175.8%	$169.8	$89.6	89.5%
Adjusted EBITDA (4)	$53.2	$24.6	116.2%	$167.4	$119.7	39.8%
Hotel Operating Margin (6)	25.7%	23.8%	190 bps	28.0%	26.3%	170 bps

(1)	Same store for 59 hotels owned during all of Q4 2005 (including prior ownership periods). Excluding 3 hotels under renovation, RevPAR increased 10.3% in Q4 2005 over Q4 2004 and 9.4% in annual 2005 over annual 2004.
(2)	2005 income available to common stockholders includes the affect of the series C preferred dividends.
(3)	2005 income per share available to common stockholders does not assume conversion of the series C convertible preferred stock as the effect of the conversion would not be as dilutive as the current presentation.
(4)	Please refer to the definitions of Funds from Operations (“FFO”), Adjusted FFO, EBITDA, Adjusted EBITDA and Hotel Operating Margin on page 9 and to the reconciliation schedules on pages 10 through 13 for a tabular presentation of our results and a reconciliation to GAAP measures.
(5)	Reflects series C convertible preferred stock on an “as-converted” basis.
(6)	Please refer to page 13 for hotel operation margin results.

The Company has filed contemporaneously with this press release the Form 10-K with the SEC for the year ended December 31, 2005. In addition to the required financial information included in the Form 10-K, the Company has included an unaudited pro forma balance sheet as of December 31, 2005 and pro forma income statements for the quarter and year ended December 31, 2005 that include the impact of the acquisitions of the six Renaissance Hotels, the Sheraton Cerritos, the Fairmont Newport Beach, the Hyatt Regency Century Plaza and the Del Mar Marriott, as well as their related financings, as if they had occurred as of the beginning of the respective quarter and full year periods.

Disclosure regarding the non-GAAP financial measures in this release is included as an attachment to this release, along with a reconciliation to the most comparable GAAP measure during each of the periods presented.

Fourth Quarter 2005 Highlights:

Listed below are certain highlights from the Company’s unaudited financial statements. Please refer to the reconciliation schedule on page 10 for a tabular presentation of our results.

•	Total revenue was $225.9 million for the three months ended December 31, 2005 compared to $121.0 million for the three months ended December 31, 2004.

•	Income (loss) available to common stockholders (including OP unit holders) was $8.6 million for the three months ended December 31, 2005 compared to $(21.8) million for the three months ended December 31, 2004.

•	Income available to common stockholders (including OP unit holders) per diluted share was $0.16 for the three months ended December 31, 2005.

•	EBITDA was $55.3 million for the three months ended December 31, 2005, compared to $20.0 million for the three months ended December 31, 2004.

•	Adjusted EBITDA was $53.2 million for the three months ended December 31, 2005, compared to $24.6 million for the three months ended December 31, 2004.

•	FFO available to common stockholders (including OP unit holders) was $33.0 million for the three months ended December 31, 2005, compared to a negative $6.0 million for the three months ended December 31, 2004.

•	Adjusted FFO available to common stockholders (including OP unit holders) was $31.3 million for the three months ended December 31, 2005, compared to $11.0 million for the three months ended December 31, 2004.

•	FFO per diluted share available to common stockholders (including OP unit holders) was $0.59 for the three months ended December 31, 2005.

•	Adjusted FFO per diluted share available to common stockholders (including OP unit holders) was $0.56 for the three months ended December 31, 2005.

•	Total capital expenditures were $29.2 million for the three months ended December 31, 2005.

•	In November 2005, the Company favorably resolved the contract interpretation issue with a customer resulting in the complete reversal of a $2.1 million reserve previously recorded in the second quarter of 2005.

Performance Relative to Guidance:

The following table reflects our prior guidance for the fourth quarter 2005 compared to our actual results.

	Guidance	Actual Fourth Quarter 2005
RevPAR Growth	8.0% to 10.0%	10.3% excluding 3 hotels under renovation and 8.0% overall
Adjusted EBITDA	$52.1 million to $54.2 million	$53.2 million
Adjusted FFO per diluted share	$0.54 to $0.58	$0.56
Hotel Operating Margin	+150 bps to 200 bps	+190 bps

Comparable pro forma hotel RevPAR for the 59 hotels owned for the entire fourth quarter 2005 (including prior ownership periods for acquisitions that closed during 2005 prior to the fourth quarter) increased 8.0% as compared to the pro forma fourth quarter of 2004, driven entirely by an increase of 8.0% in average daily room rate. RevPAR performance, while strong, was negatively impacted by significant renovations at three of the Company’s hotels. Excluding these hotels, RevPAR increased 10.3%. Comparable hotel operating profit margins for the fourth quarter increased 190 basis points (from 23.8% to 25.7%) (see page 13 for a reconciliation of hotel operating income to the comparable GAAP measure).

Annual 2005 Highlights:

Listed below are certain highlights from the Company’s audited historical financial statements. Please refer to the reconciliation schedule on page 10 for a tabular presentation of our results.

•	Total revenue was $651.1 million for the year ended December 31, 2005, compared to total revenue of $484.5 million for the year ended December 31, 2004.

•	Income (loss) available to common stockholders (including OP unit holders) was $21.0 million for the year ended December 31, 2005 compared to $(38.9) million for the year ended December 31, 2004.

•	Income available to common stockholders (including OP unit holders) per diluted share was $0.47 for the year ended December 31, 2005.

•	EBITDA was $169.8 million for the year ended December 31, 2005, compared to $89.6 million for the year ended December 31, 2004.

•	Adjusted EBITDA was $167.4 million for the year ended December 31, 2005, compared to $119.7 million for the year ended December 31, 2004.

•	FFO available to common stockholders (including OP unit holders) was $93.9 million for the year ended December 31, 2005, compared to $21.8 million for the year ended December 31, 2004.

•	Adjusted FFO available to common stockholders (including OP unit holders) was $97.9 million for the year ended December 31, 2005, compared to $63.2 million for the year ended December 31, 2004.

•	FFO per diluted share available to common stockholders (including OP unit holders) was $2.03 for the year ended December 31, 2005.

•	Adjusted FFO per diluted share available to common stockholders (including OP unit holders) was $2.12 for the year ended December 31, 2005.

•	Total capital expenditures were $71.6 million for the year ended December 31, 2005.

Comparable pro forma hotel RevPar for the year ended December 31, 2005 for the 59 hotels owned during the entire fourth quarter 2005 (including prior ownership periods for hotels that were acquired during 2005 prior to the fourth quarter) increased 8.4% as compared to the year ended December 31, 2005, driven by an increase in occupancy of 0.4 percentage points and an 8.0% increase in average room rate. RevPAR performance, while strong, was negatively impacted by significant renovations at three of the Company’s hotels. Excluding these hotels, RevPAR increased 9.4%. Comparable hotel operating profit margins for the year ended December 31, 2005 increased 170 basis points (from 26.3% to 28.0%). Please refer to page 13 for a reconciliation of hotel operating income to the comparable GAAP measure.

Pro Forma Fourth Quarter 2005 Highlights:

Due to the materiality of its acquisitions, dispositions and financings, the Company has provided pro forma highlights for the quarter ended December 31, 2005 that reflect the 2005 acquisitions and the first quarter 2006 acquisition of the Del Mar Marriott and related financing transactions as well as assets sold during 2005 and the sale of the Hollywood Holiday Inn located in Los Angeles, California that is expected to close in February 2006 as if they occurred as of the beginning of the period. The Company estimates that for the pro forma quarter ended December 31, 2005:

•	Pro forma income available to common stockholders would have been approximately $9.1 million;

•	Pro forma Adjusted EBITDA would have been approximately $54.1 million;

•	Pro forma Adjusted FFO available to common stockholders would have been approximately $31.7 million; and

•	Pro forma Adjusted FFO per diluted share available to common stockholders would have been approximately $0.56.

Disclosure regarding the non-GAAP financial measures included in this press release is included as an attachment to this release, along with the reconciliation to the most comparable GAAP measure. Please refer to the reconciliation schedule on page 11 for a tabular presentation of our results.

Pro Forma Annual 2005 Highlights:

Due to the materiality of its acquisitions, dispositions and financings, the Company has provided pro forma highlights for the year ended December 31, 2005 that reflect the 2005 acquisitions and the first quarter 2006 acquisition of the Del Mar Marriott and related financing transactions as well as assets sold during 2005 and the sale of the Hollywood Holiday Inn located in Los Angeles, California that is expected to close in February 2006 as if they occurred as of the beginning of the period. The Company estimates that for the pro forma year ended December 31, 2005:

•	Pro forma income available to common stockholders would have been approximately $32.8 million;

•	Pro forma Adjusted EBITDA would have been approximately $216.0 million;

•	Pro forma Adjusted FFO available to common stockholders would have been approximately $126.4 million; and

•	Pro forma Adjusted FFO per diluted share available to common stockholders would have been approximately $2.23.

Disclosure regarding the non-GAAP financial measures included in this press release is included as an attachment to this release, along with the reconciliation to the most comparable GAAP measure. Please refer to the reconciliation schedule on page 11 for a tabular presentation of our results.

Outlook

The Company is providing guidance at this time but does not undertake to update it for any developments in its business. Achievement of the anticipated results is subject to risks and uncertainties, including those disclosed in the Company’s filings with the Securities and Exchange Commission. The Company has provided guidance for both the first quarter of 2006 as well as full year 2006. The Company’s guidance does not include the impact of any possible future asset sales, including the Hollywood Holiday Inn, which is expected to generate approximately $2 million in 2006 EBITDA. The guidance also assumes a March 1, 2006, closing on the acquisition of the Hilton Times Square.

First Quarter 2006 Outlook

The Company expects comparable hotel RevPAR for the first quarter of 2006 to increase approximately 6.0% to 8.0% over the first quarter of 2005. Based upon this guidance, the Company estimates that for the first quarter of 2006:

•	Income (loss) available to common stockholders should be approximately $(13.3) million to $(11.3) million;

•	Income (loss) available to common stockholders per diluted share should be approximately $(0.22) to $(0.19);

•	Adjusted EBITDA should be approximately $50 million to $52 million;

•	Adjusted FFO available to common stockholders should be approximately $26.4 million to $28.4 million;

•	Adjusted FFO per diluted share available to common stockholders should be approximately $0.44 to $0.47;

•	Hotel operating margins should increase approximately 150 basis points to 200 basis points over the first quarter of 2005; and

•	Total capital expenditures for the portfolio should be $20 million to $25 million.

Annual 2006 Outlook

The Company reiterates the previously provided guidance that it expects comparable hotel RevPAR for the full year 2006 to increase approximately 7% to 9% over the full year 2005. Based upon this guidance, the Company estimates that for the full year 2006:

•	Income available to common stockholders should be approximately $31.2 million to $39.2 million;

•	Income available to common stockholders per diluted share should be approximately $0.51 to $0.64;

•	Adjusted EBITDA should be approximately $254.3 million to $262.3 million;

•	Adjusted FFO available to common stockholders should be approximately $155.5 million to $163.5 million;

•	Adjusted FFO per diluted share available to common stockholders should be approximately $2.52 to $2.65;

•	Hotel operating margins should increase approximately 150 basis points to 200 basis points over the full year 2005; and

•	Total capital expenditures should be $108 million to $125 million consisting of:

•	Fairmont Newport Beach - $18 - $20 million;

•	Hyatt Regency Century Plaza - $20 - $25 million;

•	Acquired Renaissance Properties - $40 - $45 million; and

•	Core portfolio - $30 - $35 million.

Recent Developments – Acquisitions and Dispositions

In October 2005, the Company completed the acquisition of the 728-room Hyatt Regency Century Plaza located in Century City, California for $293.0 million. The Company has commenced the renovation of the hotel’s guestrooms and the planning for improvements to the public areas.

In December 2005, the Company closed the sale of the 78-room Holiday Inn located in Provo, Utah for gross sale proceeds of $3.7 million.

In January 2006, the Company completed the acquisition of the 284-room Marriott Del Mar located in San Diego, California for approximately $69.0 million.

In January 2006, the Company entered into an agreement to acquire the 444-room Hilton Times Square Hotel located in New York, New York for approximately $242.5 million. The Company expects the closing to occur on March 1, 2006. The Hilton Times Square Hotel is part of a mixed-use complex developed by Forest City Ratner. The hotel, which opened in 2000, is surrounded by Broadway theatres, fashion houses, nightclubs, shopping, fine New York restaurants and a number of corporate headquarters. The Hilton Times Square occupies the 21st thru 44th floors of the mixed-use entertainment/retail complex and offers oversized guest rooms (330 sq. ft standard room) with panoramic views. The Company will finance the acquisition primarily through the assumption of $81.0 million of debt due in 2010 with a rate of 5.9% per annum and proceeds from its recently completed equity offering.

In January 2006, the Company entered into a purchase and sale agreement with an unrelated third party to sell the Hollywood Holiday Inn located in Los Angeles, California for approximately $26.0 million. The sale is expected to close in the first quarter of 2006.

Balance Sheet/Liquidity Update

As of December 31, 2005, the Company had approximately $71.8 million of cash and cash equivalents (including restricted cash). The Company also had availability under its $150 million credit line (subject to compliance with applicable loan ratios) and has 13 unencumbered assets. Total assets were $2.2 billion, including $2.1 billion of net investments in hotel properties, total debt of $1.2 billion and stockholders’ equity of approximately $860.0 million.

In November 2005, the Company announced that affiliates of Westbrook Real Estate Partners, LLC priced an offering of 3,699,572 shares of the Company’s common stock, representing all of the remaining shares of the Company’s common stock held by affiliates of Westbrook Real Estate Partners, LLC. The offering consisted only of secondary shares being sold by affiliates of Westbrook Real Estate Partners, LLC.

In December 2005, the Company completed the previously announced sale of 599,355 shares of common stock to Security Capital Preferred Growth Incorporated for gross proceeds of $14.3 million.

In December 2005, the Company modified the existing $263.1 million, cross-collateralized secured financing with Mass Mutual. The Company substituted three hotels into the cross-collateralized pool in exchange for the release of twelve hotels. The Company also paid down the full $13.1 million balance on the floating rate portion of this financing.

In February 2006, the Company closed a public offering of 5.5 million shares of common stock for net proceeds of $157.8 million. The proceeds from this offering will be used to fund a portion of the acquisition price of the Hilton Times Square Hotel.

In January 2006, the Company entered into rate lock agreements to refinance three existing mortgage loans that mature in 2008. The Company will incur a prepayment penalty and write-off of deferred financing fees of approximately $11.5 million to defease the loans. The Company expects to complete the refinancings in February or March. Key terms are as follows (dollars in millions):

	Existing Loan			New Loan
	Amount	Rate	Maturity	Amount	Rate	Maturity
D.C. Renaissance	$53.4	7.5%	2008	$135	5.95%	2021
Houston Wyndham	$36.0	8.25%	2008	$34	5.65%	2016
Chicago Embassy Suites	$37.0	8.25%	2008	$75	5.5%	2017

Capital Expenditures

In the fourth quarter of 2005, the Company invested $29.2 million in capital expenditures across its portfolio, of which $8.2 million was spent on the Fairmont Newport Beach. For the full year 2005, capital expenditures totaled $71.6 million.

Dividend Update

In October 2005, the Company paid a dividend of $0.285 per share to its common stockholders (including OP unit holders), a dividend of $0.50 per share to its Series A cumulative redeemable preferred stockholders and a dividend of $0.393 per share to its Series C cumulative convertible redeemable preferred stockholders.

During the fourth quarter of 2005, the Board of Directors of the Company elected to increase the quarterly dividend payable to its common stockholders for the fourth quarter from $0.285 to $0.30 per share. The Company also declared a dividend of $0.50 per share payable to its Series A cumulative redeemable preferred stockholders and a dividend of $0.393 per share payable to its Series C cumulative convertible redeemable preferred stockholders. The dividends were paid on January 13, 2006 to stockholders of record on December 30, 2005. The level of future dividends will be determined by the Company’s quarterly operating results and expected capital requirements.

Earnings Call

The Company will host a conference call to discuss fourth quarter results on February 15, 2006, at 4:30 p.m. EST. A live web cast of the call will be available via the Investor Relations section of the Company’s website at www.sunstonehotels.com. Alternatively, investors may dial 1-800-240-4186 (for domestic callers) or 303-262-2140 (for international callers). A replay of the web cast will also be archived on the website.

About Sunstone Hotel Investors, Inc.

Sunstone Hotel Investors, Inc. is a lodging real estate investment trust (“REIT”) that, as of the date hereof, assuming the acquisition of the New York Hilton Times Square, owns 62 hotels with an aggregate of 18,069 rooms primarily in the upper-upscale segment operated under brands owned by nationally-recognized companies, such as Marriott, Hilton, Hyatt and Fairmont. For further information, please visit the Company’s website at www.sunstonehotels.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the potential for additional terrorist attacks, that will affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; relationships with property managers; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; our ability to identify, successfully compete for and complete acquisitions; the performance of acquired properties after they are acquired; necessary capital expenditures and our ability to fund them; and our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes; and other risks and uncertainties associated with our business described in the Company’s filings with the SEC. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of February 15, 2006, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Non-GAAP Financial Measures

We present the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: (1) Earnings Before Interest Expense, Taxes, Depreciation and Amortization, or EBITDA; (2) Adjusted EBITDA (as defined below); (3) Funds From Operations, or FFO; (4) Adjusted FFO (as defined below); and (5) Hotel Operating Income for the purpose of our operating margins.

EBITDA represents income (loss) available to common stockholders before minority interest excluding: (1) preferred stock dividends; (2) interest expense (including prepayment penalties, if any); (3) provision for income taxes, including income taxes applicable to sale of assets; and (4) depreciation and amortization. In addition, we have presented Adjusted EBITDA, which excludes: (1) the impact of any gain or loss from asset sales: (2) impairment charges; and (3) other adjustments we have identified in this release. We believe EBITDA and Adjusted EBITDA are useful to an investor in evaluating our operating performance because they help investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense and preferred stock dividends) and our asset base (primarily depreciation and amortization) from our operating results. We also use EBITDA and Adjusted EBITDA as measures in determining the value of hotel acquisitions and dispositions. A reconciliation and the components of hotel operating income are set forth on page 13. We believe hotel operating income is also useful to investors in evaluating our property level operating performance.

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group. The Board of Governors of NAREIT in its March 1995 White Paper (as clarified in November 1999 and April 2002) defines FFO to mean net income (loss) (computed in accordance with GAAP), excluding gains and losses from sales of property, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs), and after adjustment for unconsolidated partnerships and joint ventures. We also present Adjusted FFO which excludes prepayment penalties, written-off deferred financing costs, impairment losses and other adjustments we have identified in this release. We believe that the presentation of FFO and Adjusted FFO provide useful information to investors regarding our operating performance because they are a measure of our operations without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of assets and certain other items which we believe are not indicative of the performance of our underlying hotel properties. A reconciliation of net income (loss) to FFO and Adjusted FFO is set forth on page 10. We believe that these items are more representative of our asset base and our acquisition and disposition activities than our ongoing operations. We also use FFO as one measure in determining our results after taking into account the impact of our capital structure.

We caution investors that amounts presented in accordance with our definitions of EBITDA, Adjusted EBITDA, FFO, Adjusted FFO and hotel operating income may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. EBITDA, Adjusted EBITDA, FFO, Adjusted FFO and hotel operating income should not be considered as an alternative measure of our net income (loss), operating performance, cash flow or liquidity. EBITDA, Adjusted EBITDA, FFO, Adjusted FFO and hotel operating income may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that EBITDA, Adjusted EBITDA, FFO, Adjusted FFO and hotel operating income can enhance an investor’s understanding of our results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily a better indicator of any trend as compared to GAAP measures such as net income (loss) or cash flow from operations. In addition, you should be aware that adverse economic and market conditions may harm our cash flow.

***Tables to Follow***

SUNSTONE HOTEL INVESTORS, INC.

Reconciliation of Net Income (Loss) to Non-GAAP Financial Measures

(Unaudited and in Thousands Except Per Share Amounts)

Reconciliation of Net Income (Loss) to EBITDA

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
Income (loss) available to common stockholders	$7,904	$(19,130)	$19,232	$(36,100)
Minority interest (OP unit holders)	646	(2,704)	1,761	(2,831)

Income (loss) available to common stockholders (including OP unit holders)	8,550	(21,834)	20,993	(38,931)
Preferred stock dividends	4,087	—	10,973	—
Depreciation and amortization - continuing operations	22,953	15,999	72,316	57,807
Depreciation and amortization - discontinued operations	130	609	842	3,515
Amortization of deferred stock compensation	512	287	1,992	287
Interest expense - continuing operations	17,982	11,431	55,327	47,561
Interest expense - discontinued operations	46	449	517	2,603
Depreciation and amortization - deferred financing fees	574	1,203	2,801	4,999
Prepayment penalties	9	6,753	2,843	6,753
Write-off of deferred financing costs	432	5,146	1,194	5,146
Income taxes - continuing operations	—	—	—	177
Income taxes - discontinued operations	—	—	—	(333)

EBITDA	55,275	20,043	169,798	89,584

(Gain)/loss on sale of assets	45	(561)	(2,431)	659
One-time costs associated with the IPO:
Compensation/Severance/Professional Fees	—	5,112	—	5,112
Impairment loss - continuing operations	—	—	—	7,439
Impairment loss - discontinued operations	—	—	—	16,954
Reserve for contract interpretation issue	(2,136)	—	—	—

	(2,091)	4,551	(2,431)	30,164

Adjusted EBITDA	$53,184	$24,594	$167,367	$119,748

Reconciliation of Net Income (Loss) to FFO
Income (loss) available to common stockholders	$7,904	$(19,130)	$19,232	$(36,100)
Minority interest (OP unit holders)	646	(2,704)	1,761	(2,831)

Income (loss) available to common stockholders (including OP unit holders)	8,550	(21,834)	20,993	(38,931)

Series C preferred stock dividends	1,662	—	3,321	—
Real estate depreciation and amortization - continuing operations	22,645	15,777	71,145	56,570
Real estate depreciation and amortization - discontinued operations	130	609	842	3,515
(Gain)/loss on sale of assets	45	(561)	(2,431)	659

FFO available to common stockholders (including OP unit holders)	33,032	(6,009)	93,870	21,813

One-time costs associated with the IPO:
Compensation/Severance/Professional Fees	—	5,112	—	5,112
Prepayment penalties	9	6,753	2,843	6,753
Write-off of deferred financing costs	432	5,146	1,194	5,146
Impairment loss - continuing operations	—	—	—	7,439
Impairment loss - discontinued operations	—	—	—	16,954
Reserve for contract interpretation issue	(2,136)	—	—	—

	(1,695)	17,011	4,037	41,404

Adjusted FFO available to common stockholders (including OP unit holders)	$31,337	$11,002	$97,907	$63,217

FFO available to common stockholders per diluted share	$0.59		$2.03

Adjusted FFO available to common stockholders per diluted share	$0.56		$2.12

Diluted weighted average shares outstanding, including OP units	56,017		46,192

SUNSTONE HOTEL INVESTORS, INC.

Reconciliation of Pro Forma Net Income (Loss) to Pro Forma Non-GAAP Financial Measures

(Unaudited and in Thousands Except Per Share Amounts)

Reconciliation of Pro Forma Net Income (Loss) to Pro Forma EBITDA and Pro Forma Adjusted EBITDA

	Pro Forma Quarter Ended December 31, 2005	Pro Forma Year Ended December 31, 2005
Income (loss) available to common stockholders	$9,052	$32,772
Minority interest (OP unit holders)	—	—

Income (loss) available to common stockholders (including OP unit holders)	9,052	32,772
Preferred stock dividends	4,087	16,344
Depreciation and amortization - continuing operations	23,387	88,137
Depreciation and amortization - discontinued operations	—	—
Amortization of deferred stock compensation	512	1,993
Interest expense - continuing operations	18,613	74,453
Interest expense - discontinued operations	—	—
Depreciation and amortization - deferred financing fees	586	2,343
Prepayment penalties	—	—
Write-off of deferred financing costs	—	—
Income taxes - continuing operations	—	—
Income taxes - discontinued operations	—	—

EBITDA	56,237	216,042

(Gain)/loss on sale of assets	—	—
One-time costs associated with the IPO:
Compensation/Severance/Professional Fees	—	—
Impairment loss - continuing operations	—	—
Impairment loss - discontinued operations	—	—
Reserve for contract interpretation issue	(2,136)	—

	(2,136)	—

Adjusted EBITDA	$54,101	$216,042

Reconciliation of Pro Forma Net Income (Loss) to Pro Forma FFO and Pro Forma Adjusted FFO

Income (loss) available to common stockholders	$9,052	$32,772
Minority interest (OP unit holders)	—	—

Income (loss) available to common stockholders (including OP unit holders)	9,052	32,772
Series C preferred stock dividends	1,661	6,643
Real estate depreciation and amortization - continuing operations	23,079	86,966
Real estate depreciation and amortization - discontinued operations	—	—
(Gain)/loss on sale of assets	—	—

FFO available to common stockholders (including OP unit holders)	33,792	126,381

One-time costs associated with the IPO:
Compensation/Severance/Professional Fees	—	—
Prepayment penalties	—	—
Write-off of deferred financing costs	—	—
Impairment loss - continuing operations	—	—
Impairment loss - discontinued operations	—	—
Reserve for contract interpretation issue	(2,136)	—

	(2,136)	—

Adjusted FFO available to common stockholders (including OP unit holders)	$31,656	$126,381

FFO available to common stockholders per diluted share	$0.60	$2.23

Adjusted FFO available to common stockholders per diluted share	$0.56	$2.23

Diluted weighted average shares outstanding, including OP units	56,614	56,614

SUNSTONE HOTEL INVESTORS, INC.

Reconciliation of Net Income to Non-GAAP Financial Measures

Guidance for Quarter Ended March 31, 2006 and Year Ended 2006

(Unaudited and in Millions Except Per Share Amounts)

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Quarter Ended March 31,		Year Ended December 31,
	Low End of Range	High End of Range	Low End of Range	High End of Range
Income available to common stockholders	$(13.3)	$(11.3)	$31.2	$39.2
Series A preferred stock dividends	2.4	2.4	9.7	9.7
Series C convertible preferred stock dividends	1.6	1.6	6.5	6.5
Depreciation and amortization - continuing operations	26.8	26.8	107.2	107.2
Depreciation and amortization - deferred financing fees	0.6	0.6	2.4	2.4
Amortization of deferred stock compensation	0.8	0.8	3.1	3.1
Interest expense - continuing operations	19.6	19.6	82.7	82.7
Prepayment penalties, write-off of deferred financing costs associated with the early retirement of debt	11.5	11.5	11.5	11.5

EBITDA	50.0	52.0	254.3	262.3

Adjusted EBITDA	$50.0	$52.0	$254.3	$262.3

Reconciliation of Net Income to FFO and Adjusted FFO

Income available to common stockholders	$(13.3)	$(11.3)	$31.2	$39.2
Series C convertible preferred stock dividends	1.6	1.6	6.5	6.5
Real estate depreciation and amortization - continuing operations	26.6	26.6	106.3	106.3

FFO available to common stockholders	14.9	16.9	144.0	152.0

Prepayment penalties, write-off of deferred financing costs associated with the early retirement of debt	11.5	11.5	11.5	11.5

Adjusted FFO available to common stockholders	$26.4	$28.4	$155.5	$163.5

Diluted weighted average shares outstanding (1)	60.3	60.3	61.7	61.7

Adjusted FFO available to common stockholders per diluted share	$0.44	$0.47	$2.52	$2.65

(1)	Diluted weighted average shares outstanding includes Series C Convertible Preferred on an as-converted basis.

SUNSTONE HOTEL INVESTORS, INC.

Hotel Operating Results

(Unaudited and In Thousands Except Hotels and Rooms)

	Quarter Ended
	Historical Properties (1) December 31, 2005	Acquired Properties (2) December 31, 2005	Total December 31, 2005	Pro Forma (3) December 31, 2004
Number of Hotels	51	9	60	51
Number of Rooms	13,360	3,973	17,333	12,635

Hotel operating profit margin (7) (8)	25.7%	23.6%	24.8%	23.8%

Hotel Revenues
Room revenue	84,178	52,899	137,077	78,729
Food and beverage revenue	32,077	35,487	67,564	30,654
Other operating revenue	10,588	10,690	21,278	10,901

Total Hotel Revenues	126,843	99,076	225,919	120,284
Hotel Expenses
Room expense	19,597	13,997	33,594	18,445
Food and beverage expense	21,300	25,501	46,801	20,815
Other hotel expense	40,028	23,789	63,817	37,407
General and administrative expense (9)	13,302	12,382	25,684	14,995

Total Hotel Expenses	94,227	75,669	169,896	91,662

Hotel Operating Income	32,616	23,407	56,023	28,622

General and administrative - corporate	3,678	25	3,703	7,950
Depreciation and amortization	14,590	8,363	22,953	15,823
Deferred stock compensation	512	—	512	—
Impairment loss	—	—	—	—

Operating Income	13,836	15,019	28,855	4,849
Interest and other income	433	32	465	197
Interest expense	(12,941)	(6,021)	(18,962)	(22,375)
Minority interest	(646)	—	(646)	2,410
Benefit from (provision for) income tax	1	(1)	—	—
Gain from discontinued operations	143	—	143	—
Reserve for contract dispute (9)	2,136	—	2,136	—

NET INCOME (LOSS)	2,962	9,029	11,991	(14,919	)(10)

	Year Ended
	Historical Properties (4) December 31, 2005	Acquired Properties (5) December 31, 2005	Total December 31, 2005	Pro Forma (6) December 31, 2004
Number of Hotels	50	10	60	50
Number of Rooms	12,552	4,781	17,333	12,555

Hotel operating profit margin (7) (8)	28.0%	21.9%	26.6%	26.3%

Hotel Revenues
Room revenue	347,408	85,806	433,214	324,151
Food and beverage revenue	112,519	50,909	163,428	108,814
Other operating revenue	41,942	12,484	54,426	42,628

Total Hotel Revenues	501,869	149,199	651,068	475,593
Hotel Expenses
Room expense	75,531	22,472	98,003	72,592
Food and beverage expense	77,773	37,902	115,675	75,389
Other hotel expense	153,583	37,463	191,046	147,370
General and administrative expense (9)	54,292	18,747	73,039	55,026

Total Hotel Expenses	361,179	116,584	477,763	350,377

Hotel Operating Income	140,690	32,615	173,305	125,216

General and administrative - corporate	12,544	(36)	12,508	15,450
Depreciation and amortization	56,765	15,551	72,316	56,081
Deferred stock compensation	1,992	—	1,992
Impairment loss	—	—	—	7,439

Operating Income	69,389	17,100	86,489	46,246
Interest and other income	3,035	44	3,079	715
Interest expense	(51,367)	(10,615)	(61,982)	(52,979)
Minority interest	(1,761)	—	(1,761)	1,271
Benefit from (provision for) income tax	3	(3)	—	—
Gain from discontinued operations	4,380	—	4,380	—
Reserve for contract dispute (9)	—	—	—	—

NET INCOME (LOSS)	23,679	6,526	30,205	(4,747	)(10)

(1)	Represents 51 hotels owned for both the entire quarters ended December 31, 2005 and 2004.

(2)	Represents our ownership period of the 9 hotels acquired during 2005.

(3)	Represents 51 hotels owned for the entire quarter ended December 31, 2004. Excludes 3 hotels that were sold in 2005.

(4)	Represents 50 hotels owned for both the entire years ended December 31, 2005 and December 31 2004.

(5)	Represents 1 hotel which opened in June 2004 and 9 hotels acquired during 2005.

(6)	Represents 50 hotels owned for the entire year ended December 31, 2004. Excludes 3 hotels that were sold in 2005 and 1 hotel that was opened in June 2004.

(7)	Quarter and year ended December 31, 2005 hotel operating profit margin is calculated as the hotel adjusted operating income divided by the hotel revenues per the schedule above. We use hotel operating income for the same reasons as EBITDA, which are more fully set forth on page 10 of this release.

(8)	Quarter and year ended December 31, 2004 Pro forma hotel operating profit margin is calculated as the pro forma hotel adjusted operating income divided by the pro forma hotel revenues per the schedule above. We use hotel operating income for the same reasons as EBITDA, which are more fully set forth on page 11 of this release.

(9)	The effect of the reversal of the reserve of $2.1 million that was recorded in Q2 of 2005 has been excluded from the quarter ended December 31, 2005.

(10)	Pro forma income from continuing operations.

SUNSTONE HOTEL INVESTORS, INC.

Hotel Operating Statistics by Region

(Unaudited)

			Quarter ended December 31, 2005			Quarter ended December 31, 2004			Percent Change in RevPAR
REGION	Number of Hotels	Number of Rooms	Occupancy Percentages	Average Daily Rate	RevPar	Occupancy Percentages	Average Daily Rate	RevPar
California	21	4,844	68.2%	$111.47	$76.07	72.3%	$102.57	$74.15	2.6%
Other West (1)	15	3,362	63.2%	$83.48	$52.74	59.6%	$77.59	$46.26	14.0%
Midwest (2)	9	2,694	57.8%	$125.71	$72.67	60.2%	$120.03	$72.20	0.6%
Middle Atlantic (3)	6	2,568	74.5%	$176.46	$131.42	70.1%	$162.00	$113.54	15.8%
South (4)	5	2,062	67.1%	$130.99	$87.86	67.4%	$124.38	$83.79	4.9%
Southwest (5)	3	1,075	77.5%	$89.41	$69.32	75.8%	$78.78	$59.70	16.1%

Total Portfolio	59	16,605	67.1%	$121.83	$81.74	67.1%	$112.78	$75.69	8.0%

			Year ended December 31, 2005			Year ended December 31, 2004			Percent Change in RevPAR
REGION	Number of Hotels	Number of Rooms	Occupancy Percentages	Average Daily Rate	RevPar	Occupancy Percentages	Average Daily Rate	RevPar
California	21	4,844	76.5%	$112.21	$85.87	76.4%	$104.13	$79.53	8.0%
Other West (1)	15	3,362	69.7%	$84.72	$59.03	66.5%	$79.95	$53.16	11.0%
Midwest (2)	9	2,694	62.2%	$120.73	$75.04	62.9%	$112.10	$70.52	6.4%
Middle Atlantic (3)	6	2,568	73.6%	$168.67	$124.19	73.2%	$154.09	$112.76	10.1%
South (4)	5	2,062	70.5%	$129.05	$90.95	69.8%	$120.81	$84.27	7.9%
Southwest (5)	3	1,075	78.1%	$90.23	$70.51	82.2%	$82.28	$67.65	4.2%

Total Portfolio	59	16,605	71.7%	$117.39	$84.22	71.3%	$108.97	$77.66	8.4%

(1)	Includes Colorado, Idaho, Oregon, Utah and Washington

(2)	Includes Illinois, Michigan and Minnesota

(3)	Includes New Jersey, Maryland, New York, Pennsylvania and Washington D.C.

(4)	Includes Florida, Georgia and Virginia

(5)	Includes New Mexico and Texas

SUNSTONE HOTEL INVESTORS, INC.

Hotel Operating Statistics by Brand

(Unaudited)

			Quarter ended December 31, 2005			Quarter ended December 31, 2004			Percent Change in RevPAR
Brand	Number of Hotels	Number of Rooms	Occupancy Percentages	Average Daily Rate	RevPar	Occupancy Percentages	Average Daily Rate	RevPar
Marriott	31	9,066	69.2%	$136.58	$94.48	68.2%	$126.56	$86.37	9.4%
Hilton	5	1,333	65.6%	$147.24	$96.55	67.0%	$135.94	$91.13	5.9%
InterContinental	12	2,461	65.2%	$81.52	$53.11	64.3%	$76.92	$49.44	7.4%
Hyatt	4	1,029	67.1%	$113.49	$76.14	65.7%	$100.35	$65.93	15.5%
Other Franchise Affiliations (1)	4	1,481	68.0%	$92.83	$63.14	73.5%	$86.30	$63.40	-0.4%
Independent	3	1,235	54.7%	$85.15	$46.55	57.3%	$83.39	$47.80	-2.6%

Total Portfolio	59	16,605	67.1%	$121.83	$81.74	67.1%	$112.78	$75.69	8.0%

			Year ended December 31, 2005			Year ended December 31, 2004			Percent Change in RevPAR
Brand	Number of Hotels	Number of Rooms	Occupancy Percentages	Average Daily Rate	RevPar	Occupancy Percentages	Average Daily Rate	RevPar
Marriott	31	9,066	73.1%	$130.97	$95.77	72.3%	$121.60	$87.94	8.9%
Hilton	5	1,333	72.2%	$141.90	$102.43	70.9%	$130.82	$92.72	10.5%
InterContinental	12	2,461	69.3%	$83.06	$57.59	69.1%	$77.55	$53.58	7.5%
Hyatt	4	1,029	74.2%	$113.19	$83.98	70.8%	$102.06	$72.24	16.3%
Other Franchise Affiliations (1)	4	1,481	74.8%	$94.48	$70.69	77.5%	$89.51	$69.39	1.9%
Independent	3	1,235	60.0%	$84.29	$50.55	61.3%	$79.82	$48.94	3.3%

Total Portfolio	59	16,605	71.7%	$117.39	$84.22	71.3%	$108.97	$77.66	8.4%

(1)	Includes Sheraton and Wyndham

SUNSTONE HOTEL INVESTORS, INC.

Debt Summary

(Unaudited)

Debt	Collateral	Interest Rate / Spread	Maturity Date	Q4 2005 Ending Balance	Recent Events (1)	January 31, 2006 Balance
Fixed Rate Debt
Secured Mortgage Debt	1 hotel	8.51%	2007	$13,703,080		$13,703,080
Secured Mortgage Debt (2)	1 hotel	7.50%	2008	53,369,908		53,369,908
Secured Mortgage Debt (2)	1 hotel	8.25%	2008	37,021,138		37,021,138
Secured Mortgage Debt (2)	1 hotel	8.25%	2008	35,972,886		35,972,886
Secured Mortgage Debt	1 hotel	8.78%	2009	9,081,380		9,081,380
Secured Mortgage Debt (3)	17 hotels	5.95%	2011	250,000,000		250,000,000
Secured Mortgage Debt	2 hotels (4)	4.98%	2012	65,000,000		65,000,000
Secured Mortgage Debt	Rochester laundry facility	9.88%	2013	6,029,167		6,029,167
Secured Mortgage Debt	1 hotel	6.12%	2014	175,000,000		175,000,000
Secured Mortgage Debt	10 hotels (4)	5.34%	2015	276,000,000		276,000,000
Secured Mortgage Debt	2 hotels (4)	5.20%	2016	185,000,000		185,000,000
Secured Mortgage Debt	1 hotel	5.69%	2016		$48,000,000	48,000,000

Total Fixed Rate Debt				1,106,177,559		1,154,177,559

Floating Rate Debt
Unsecured Term Loan Facility	No mortgages	L + 2.25%	2008	75,000,000		75,000,000

Total Floating Rate Debt				75,000,000		75,000,000
TOTAL MORTGAGE DEBT				1,181,177,559		1,229,177,559
Secured Revolving Credit Facility	8 hotels	L + 1.50% - 2.00%	2007	—		—

TOTAL DEBT				$1,181,177,559		$1,229,177,559

Preferred / Convertible Stock
Series A		8.00%	perpetual	$121,250,000		$121,250,000
Series C		6.45%	perpetual	$100,000,000		$100,000,000

% Fixed Rate Debt				93.7%		93.9%
% Floating Rate Debt				6.3%		6.1%
Average Interest Rate (5)				6.00%		5.98%
Weighted Average Maturity of Debt				7.65 years		7.78 years

(1)	Reflects acquisition debt on the Marriott Del Mar

(2)	Debt will be refinanced during Q1 2006

(3)	Cross-collateralized loan with life insurance company

(4)	Individual, non cross-collateralized loans

(5)	Assumes LIBOR of 4.51%